**Schwartz Levitsky Feldman llp**
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

email gerry.goldberg@slf.ca
Direct Dial 416-780-2203

SLF

December 12, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC
20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated December 12, 2012, of Gilla Inc. and are in agreement with the statements contained in paragraphs 3, 4, 5 and 6 listed under "Changes in Registrant's Certifying Accountant". We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP
Chartered Accountants
Licensed Public Accountants

Schwartz Levitsky Feldman llp